UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Sharecare, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On June 21, 2024, Sharecare, Inc. sent the following email to employees:

TO: Sharecare-All

SUBJECT: Sharecare’s next chapter

FROM: Jeff Arnold

All:

Today marks an important milestone for Sharecare as we embark on the next phase of our company’s evolution and strengthen our position as a leader in the digital health industry.

This morning, we announced that we’ve signed a definitive agreement to be acquired by Altaris, an investment firm exclusively focused on the healthcare industry. At $1.43 per share, our Board of Directors believes this transaction is in the best interests of Sharecare and its stockholders and, upon closing, will deliver significant and certain value to our stockholders as Sharecare transitions into being a privately held company.

As Brent said in this morning’s press release, this transaction is an important step to enable the continued growth of Sharecare, creating new opportunities for you and for our customers. As Sharecare’s founder, I’m enthusiastic about this path because we believe Altaris shares our conviction in the potential of our company, which you have helped build. And with Altaris as a partner, we are positioned to continue executing on Sharecare’s mission while benefiting from their healthcare industry expertise, as well as increased capital and operational flexibility to continue providing industry-leading solutions to our customers across all of our channels.

This decision is one we have taken very seriously. As you know, in March, we announced we were already underway with a deliberate process to maximize stockholder value and best position Sharecare for continued growth and success. Since then, Altaris’ proposal has been carefully evaluated against numerous options.

Ultimately, this transaction is what the Board determined will be in the best interests of Sharecare and our stockholders, acting upon the recommendation of the Special Committee. There are still a few steps to go like stockholder approval and customary regulatory approvals, but we expect the transaction to close in the second half of 2024.

In the meantime, I would ask you to please keep the following items top of mind:

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First, and I cannot emphasize this enough, it’s incredibly important that we all remain focused on ensuring that our customers and partners continue to receive the same exceptional service that they have come to expect from Sharecare – so from the perspective of your day-to-day at Sharecare, it is business as usual until we close.

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Second, we have developed a coordinated communications plan with our business channel leads to notify and engage with key external stakeholders on this topic. If you receive an inquiry about the transaction from a customer, partner, or vendor, please notify your manager and/or department lead and they’ll ensure the communications are handled in accordance with regulatory restrictions.

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With this news, we also want to remind you of our corporate policies regarding speaking to members of the media, analysts, and shareholders. If one of these parties contacts you, please indicate that you are not a company spokesperson and immediately refer them to Jen Martin Hall in Corporate Communications at jen@sharecare.com.

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And we realize you will have a lot of questions about this announcement, what comes next, and how it impacts you professionally and personally. While we work through the closing process, please know that we will keep the lines of communication as open as possible within regulatory guardrails.

With all of the above in mind, in addition to the information in this morning’s press release, later today we will also publish an employee FAQ on the Sharecare intranet to address some questions we anticipate you may have. Additionally, I hope you will join us on Tuesday at 3:30 pm ET for a special Exec Express, where Brent, Dawn, Justin, and I will explain a bit more about today’s news and open the floor for additional questions you may have.

Thank you for your patience throughout this process and – most importantly – thank you for your continued dedication to Sharecare’s vision and mission.

Best,

Jeff

About Sharecare

Sharecare is the leading digital health company that helps people – no matter where they are in their health journey – unify and manage all their health in one place. Our comprehensive and data-driven virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. Driven by our philosophy that we are all together better, at Sharecare, we are committed to supporting each individual through the lens of their personal health and making high-quality care more accessible and affordable for everyone. To learn more, visit www.sharecare.com.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Sharecare, Inc. (“Sharecare”). In connection with the proposed transaction, Sharecare will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Sharecare’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Sharecare may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Sharecare’s stockholders for their consideration. Before making any voting decision, SHARECARE’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Sharecare’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Sharecare, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Sharecare, Inc., 255 East Paces Ferry Road NE, Suite 700, Atlanta, Georgia 30305, Attention: Investor Relations, investors@sharecare.com, or from Sharecare’s website www.sharecare.com.

Participants in the Solicitation

Sharecare and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Sharecare’s directors and executive officers is available in Sharecare’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Executive Compensation,” “Director Compensation” and “Stock Ownership” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in Sharecare’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by Jeffrey T. Arnold on May 17, 2024; Form 4, filed by Dawn Whaley on May  17, 2024; Form 4, filed by Justin Ferrero on May  17, 2024; Form 4, filed by Carrie Ratliff on May  17, 2024; Form 4, filed by Michael Blalock on May  17, 2024; Form 4, filed by Colin Daniel on May  17, 2024; Form 4, filed by Jeffrey A. Allred on June  12, 2024; Form 4, filed by John Huston Chadwick on June  12, 2024; Form 4, filed by Kenneth R. Goulet on June  12, 2024; Form 4, filed by Brent D. Layton on June  12, 2024; Form 4, filed by Rajeev Ronanki on June  12, 2024; Form 4, filed by Rajeev Ronanki on June  18, 2024; Form 4, filed by Kenneth R. Goulet on June  18, 2024; Form 4, filed by Colin Daniel on June  18, 2024; Form 4, filed by Carrie Ratliff on June  18, 2024; Form 4, filed by Veronica Mallett on June  18, 2024; Form 4, filed by Jeffrey Sagansky on June  18, 2024; Form 4, filed by John Huston Chadwick on June  18, 2024; Form 4, filed by Justin Ferrero on June  18, 2024; Form 4, filed by Nicole Torraco on June  18, 2024; and Form 4, filed by Alan G. Mnuchin on June 18, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.